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CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  December 10, 2009

TRIMAS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-10716	38-2687639
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

39400 Woodward Avenue, Suite 130, Bloomfield Hills, Michigan	48304
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (248) 631-5400

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On and effective as of December 4, 2009, the Compensation Committee of the Board of Directors of TriMas Corporation (the “Corporation”) approved changes to the Corporation’s previously adopted Severance / Change of Control Policy (“Severance Policy”), which policy provides severance benefits to certain executive officers of the Corporation. The revised Severance Policy eliminates the Corporation’s obligation to pay any excise tax, to the extent incurred by an executive officer upon the payment of a severance benefit under the Severance Policy.  The revised Severance Policy also contains changes intended to comply with Section 162(m) of the Internal Revenue Code which changes are required to be in place by December 31, 2009.

The description of the Severance Policy above is qualified by the form attached hereto and filed herewith as Exhibit 10.1.

On December 4, 2009, the Compensation Committee, effective as of January 1, 2010, eliminated the Corporation’s current program of payment for certain perquisites for certain of its senior executives, including its executive officers and, implemented a Flexible Cash Allowance Policy (“Allowance Policy”) which provides such executives a cash allowance in place of any other Corporation provided perquisites. The Allowance Policy provides that the Compensation Committee may cancel or modify it at any time.

The description of the Allowance Policy above is qualified by the form attached hereto and filed herewith as Exhibit 10.2.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.  The following exhibits are filed herewith:

Exhibit No.	Description

10.1	Executive Severance / Change of Control Policy
10.2	Flexible Cash Allowance Policy

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIMAS CORPORATION

Date:	December 10, 2009	By:	/s/ Joshua A. Sherbin
		Name:	Joshua A. Sherbin
		Title:	Vice President, General Counsel and Secretary